Exhibit 99.1

This statement on Form 4 is filed jointly by each of the undersigned.  The principal business address of each of these reporting persons is 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071.

Name of Designated Filer: Oaktree Capital Group Holdings GP, LLC

Date of Event Requiring Statement: December 17, 2013

Issuer Name: Masonite International Corporation [DOOR]

OAKTREE FUND GP I, L.P.

By:	/s/ Philip McDermott
Name:	Philip McDermott
Title:	Authorized Signatory

By:	/s/ Richard Ting
Name:	Richard Ting
Title:	Authorized Signatory

OAKTREE CAPITAL I, L.P.

By:	OCM Holdings I, LLC
Its:	General Partner

By:	/s/ Philip McDermott
Name:	Philip McDermott
Title:	Assistant Vice President

By:	/s/ Richard Ting
Name:	Richard Ting
Title:	Managing Director Associate General Counsel Assistant Secretary

OCM HOLDINGS I, LLC

By:	/s/ Philip McDermott
Name:	Philip McDermott
Title:	Assistant Vice President

By:	/s/ Richard Ting
Name:	Richard Ting
Title:	Managing Director Associate General Counsel Assistant Secretary

OAKTREE HOLDINGS, LLC

By:	Oaktree Capital Group, LLC
Its:	Managing Member

By:	/s/ Philip McDermott
Name:	Philip McDermott
Title:	Assistant Vice President

By:	/s/ Richard Ting
Name:	Richard Ting
Title:	Managing Director Associate General Counsel Assistant Secretary

OAKTREE CAPITAL GROUP, LLC

By:	/s/ Philip McDermott
Name:	Philip McDermott
Title:	Assistant Vice President

By:	/s/ Richard Ting
Name:	Richard Ting
Title:	Managing Director Associate General Counsel Assistant Secretary

OAKTREE CAPITAL GROUP HOLDINGS GP, LLC

By:	/s/ Philip McDermott
Name:	Philip McDermott
Title:	Assistant Vice President

By:	/s/ Richard Ting
Name:	Richard Ting
Title:	Managing Director Associate General Counsel Assistant Secretary